                                                           EXHIBIT NO. EX-99.d.5

                                 GAM FUNDS, INC.

                                                               October 23 , 2001

Global Asset Management (USA) Inc.
135 East 57th Street
New York, New York  10022

               Amended and Restated Investment Advisory Agreement
               --------------------------------------------------

Dear Sirs:

     The undersigned,  GAM Funds, Inc., a Maryland  corporation (the "Fund"), is
an  open-end  diversified  series  investment  company,   registered  under  the
Investment  Company Act of 1940,  as amended (the "1940 Act").  This letter (the
"Agreement")  amends the Investment  Advisory Agreement dated April 25, 2001 and confirms your  engagement as investment  adviser to the GAM American  Focus Fund
(formerly  known as GAM North  America  Fund) series of the Fund's  shares ("GAM
American  Focus Fund") and to the GAM American Focus  Long/Short  Fund series of the  Fund's  shares  ("GAM  American  Focus  Long/Short  Fund") on the terms and subject to the conditions set forth below:

SECTION 1.        Investment Management Services
                  ------------------------------

A.       General
         -------

     You shall (i)  conduct and  maintain a  continuous  review of GAM  American
Focus Fund's and GAM American Focus Long/Short  Fund's  portfolios of securities and investments;  and (ii) make all decisions  regarding  purchases and sales of securities  and other  investments  on behalf of GAM American Focus Fund and GAM
American Focus Long/Short Fund (the "Advisory Services").

     In performing the Advisory Services,  you shall be guided by the investment objectives,  policies  and  restrictions  of GAM  American  Focus  Fund  and GAM
American Focus  Long/Short Fund as set forth in the Prospectus and the Statement of Additional  Information  filed by the Fund with the  Securities  and Exchange
Commission,  as amended from time to time (the "Disclosure  Documents"),  and in accordance  with such  other  policies  or  limitations  adopted by the Board of
Directors  of the  Fund  and the  provisions  of the  1940  Act  and  the  rules promulgated thereunder.  We agree to supply you with all such relevant documents and to notify you of any relevant changes in the investment objectives, policies and  restrictions  of GAM American Focus Fund and GAM American Focus  Long/Short
Fund.

     In acting under this Agreement,  you shall be an independent contractor and shall not be an agent of the Fund.

B.       Selection and Recommendations of Brokers
         ----------------------------------------

     You  shall be  responsible  for the  selection  of  members  of  securities exchanges,  brokers and dealers for the execution of the portfolio  transactions of GAM American Focus Fund and GAM American  Focus  Long/Short  Fund,  and, when applicable, negotiating commissions in connection therewith. All such selections shall be made in accordance with the Fund's policies and restrictions  regarding brokerage allocation set forth in the Disclosure Documents.

     You  may,  in  making  such   brokerage   selections   and  in  negotiating
commissions,  take into account any services or facilities provided by a broker.
You are  authorized to select or recommend a member of a securities  exchange or any other securities  broker or dealer which charges an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange,  broker or dealer would have charged for  effecting  that transaction  if you  determine in good faith that such amount of  commission  is reasonable in relation to the value of the  brokerage and research  services (as such  services are defined in Section  28(e) of the  Securities  Exchange Act of
1934,  as amended (the "1934 Act"))  provided by such member,  broker or dealer,
viewed  in  terms  of  either  that  particular   transaction  or  your  overall
responsibility  with respect to the accounts as to which you exercise investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

C.       Reports and Summaries
         ---------------------

     You  shall  maintain  a  continuous  record  of  all  the  investments  and securities  which  comprise the  portfolios  of GAM American  Focus Fund and GAM
American  Focus  Long/Short  Fund, and shall furnish to the Fund or its designee such  summaries of the  portfolios  of GAM American  Focus Fund and GAM American
Focus  Long/Short  Fund  and  such  other  reports,  evaluations,  analyses  and opinions, including statistical reports, relating to your services as investment adviser hereunder as the Fund may reasonably request at any time or from time to time or as you may deem  helpful  to the  Fund.  All such  records  shall be the property of the Fund.

SECTION 2.        Expenses
                  --------

     You shall  assume  and pay all of your own costs  and  expenses,  including those for furnishing such office space,  office equipment,  office personnel and office  services as you may require in the performance of your duties under this
Agreement.

     The Fund  shall  bear all  expenses  of the  organization,  operations  and business of GAM American Focus Fund and GAM American Focus  Long/Short  Fund not
expressly  assumed  or  agreed  to be  paid  by you  under  this  Agreement.  In particular, but without limiting the generality of the foregoing, the Fund shall pay all interest,  taxes,  governmental  charges or duties,  fees, brokerage and commissions of every kind arising hereunder or in connection herewith,  expenses of issue,  repurchase or redemption of GAM American  Focus Fund and GAM American
Focus  Long/Short Fund shares,  expenses of registering,  qualifying and pricing the GAM American  Focus Fund and GAM American Focus  Long/Short  Fund shares for
sale,  insurance,   association  membership  dues,  all  charges  of  custodians
(including  fees  as  custodian  and for  keeping  books,  performing  portfolio
valuations  and  rendering  other  services  to  the  Fund),   transfer  agents,
registrars,  dividend disbursing agents, independent auditors and legal counsel, expenses  of  preparing,  printing  and  distributing  all  prospectuses,  proxy material,  reports and notices to stockholders,  all distribution expenses under the plans  adopted in  accordance  with Rule 12b-1 under the 1940 Act,  fees and out-of-pocket expenses of directors, all overhead expenses of GAM American Focus
Fund's and GAM American Focus  Long/Short  Fund's  operations,  including office space,  office  equipment,  office  personnel and office  services and all other costs  incident to the  corporate  existence of GAM American  Focus Fund and GAM
American Focus Long/Short Fund.

SECTION 3.        Use of Services of Others
                  -------------------------

     You may (at your expense  except as set forth in Section 2 hereof)  employ, retain or  otherwise  avail  yourself  of the  services or  facilities  of other persons or  organizations  for the purpose of providing  you, GAM American Focus
Fund or GAM American  Focus  Long/Short  Fund with such  statistical  or factual information,  such advice  regarding  economic  factors and trends or such other information,  advice or assistance  as you may deem  necessary,  appropriate  or convenient for the discharge of your obligations  hereunder or otherwise helpful to GAM American Focus Fund or GAM American Focus Long/Short Fund.

SECTION 4.        Management Fees
                  ---------------

A.       GAM American Focus Fund
         -----------------------

     In consideration of your services hereunder to GAM American Focus Fund, you shall be entitled to a management fee, payable quarterly,  equal to 0.25% of the average daily net assets of GAM American Focus Fund during the quarter preceding each  payment  (equivalent  to an annual  fee of 1.0% of the  average  daily net assets of GAM American Focus Fund during the year). The fee shall be accrued for each calendar day and the sum of the daily fee accruals  shall be paid quarterly to you on the first business day of the next succeeding  quarter.  The daily fee accruals will be computed by multiplying  the fraction of one over the number of calendar  days in the quarter by 0.25% and  multiplying  this product by the net assets of GAM American  Focus Fund as determined  in accordance  with the Fund's
Prospectus as of the close of business on the previous business day on which the
Fund was open for business.

B.       GAM American Focus Long/Short Fund
         ----------------------------------

     In  consideration  of  your  services   hereunder  to  GAM  American  Focus
Long/Short  Fund,  you shall be entitled to a  management  fee  comprised of two components:

     (a)  The  first  component  is a monthly  base fee  ("Base  Fee")  equal to one-twelfth  of 1.50% of the average  daily net assets of GAM American
          Focus Long/Short Fund during the month.

     (b)  The  second  component  is  a  performance  adjustment   ("Performance
          Adjustment")   that  either  increases  or  decreases  the  Base  Fee,
          depending on how GAM American Focus Long/Short Fund (the  "Portfolio")
          has performed  relative to the Standard & Poor's Composite Stock Price
          500 Index (the "Index").  The maximum performance adjustment upward or downward is 0.5% annually.

          No  Performance  Adjustment  shall  be due if the  performance  of the
          Portfolio  during the  performance  period is less than 3.0% better or
          3.0% worse than the  performance  of the Index during the  performance period. (For example, if the performance of the Index is +5.0% and the performance  of the  Portfolio  is better  than  +2.0% but worse  than
          +8.0%,  then there  shall be no  Performance  Adjustment.)  During the first twelve  months of operations  of GAM American  Focus  Long/Short
          Fund,  the  management fee will equal the Base Fee with no Performance
          Adjustment.

               The  Performance  Adjustment is 0.125% for each whole  percentage point that the Portfolio's  investment performance for the performance period is more than 2.0%  better or worse than the record of the Index as then constituted. The maximum Performance Adjustment is 0.50%. (For example,  if the performance of the Index is +5.0% and the performance of the Portfolio is +8.0%, then the Performance Adjustment is +0.125%;
          and the sum of the Base Fee and the Performance  Adjustment is 1.625%.
          If the  performance  of the Index is +5.0% and the  performance of the
          Portfolio is +9.5%, then the Performance Adjustment is +0.25%; and the sum of the Base Fee and the Performance Adjustment is 1.75%)

          The  performance  period will commence with the first day of the first full month  following  the  Portfolio's  commencement  of  operations.
          During  the first  twelve  months of the  performance  period  for the
          Portfolio, there will be no Performance Adjustment.  Starting with the thirteenth month of the performance period, the Performance Adjustment will take effect.  Each subsequent  performance period will consist of the current month plus the previous eleven months.

          The Portfolio's  investment  performance  for the  performance  period shall be the cumulative monthly asset-weighted  investment performance of all classes of shares of the Portfolio over the performance period.
          The  asset-weighted  investment  performance  for the  Portfolio for a
          given  month  will  be  calculated  by   multiplying   the  investment
          performance  of each  class for the month by its  average  net  assets
          (determined  as of the close of business on each  business  day of the month),  adding  the  results  together  and  dividing  the sum by the aggregate  net assets of all classes of the  Portfolio for that month.
          Any class that does not complete a full month of operations in a given month  will  be  excluded  from  the  calculation  of the  Portfolio's investment performance for that month, and its assets will be excluded from the  aggregate  net assets of the  Portfolio in  determining  the
          Portfolio's investment performance for that month.

          In computing  the  investment  performance  of the  Portfolio  and the investment  record of the Index,  distributions  of  realized  capital gains,  the value of capital  gains taxes per share paid or payable on undistributed  realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the  Portfolio,  and  all  cash  distributions  of  the  securities included in the Index,  will be treated as  reinvested  in  accordance with Rule 205-1 or any other  applicable  rules  under the  Investment
          Advisers Act of 1940, as the same from time to time may be amended.

          One twelfth of the annual  Performance  Adjustment  will be applied to the average of the net assets of the  Portfolio  determined  as of the close of business on each  business day  throughout  the month and the performance period.

     (c)  In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect for that month. The Base
          Fee  will be  computed  on the  basis  of and  applied  to net  assets averaged over that month ending on the last business day on which this
          Agreement is in effect. The amount of the Performance  Adjustment will be computed on the basis of and  applied to net assets  averaged  over the  12-month  period  ending on the last  business  day on which this
          Agreement is in effect  provided  that if this  Agreement  has been in effect less than 12 months,  the computation will be made on the basis of the period of time during which it has been in effect.

SECTION 5.        Limitation of Liability of Investment Adviser
                  ---------------------------------------------

     You shall be liable for losses  resulting  from your own acts or  omissions caused  by your  willful  misfeasance,  bad  faith  or gross  negligence  in the performance of your duties  hereunder or your reckless  disregard of your duties under this  Agreement,  and nothing  herein  shall  protect you against any such liability to GAM American Focus Fund, GAM American  Focus  Long/Short  Fund, the
Fund or its  stockholders.  You shall not be liable to GAM American  Focus Fund,
GAM American Focus Long/Short  Fund, the Fund or to any stockholder  thereof for any claim or loss arising out of any investment or other act or omission, in the performance  of your  duties  under  this  Agreement  or for any loss or  damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the assets of GAM American Focus Fund or GAM
American  Focus   Long/Short  Fund  maintained  with  custodians  or  securities depositories  in foreign  countries  or from any  political  acts of any foreign governments to which such assets might be exposed.

SECTION 6.        Services to Other Clients and the Fund
                  --------------------------------------

     Nothing  contained in this Agreement shall be deemed to prohibit you or any of your affiliated  persons from acting,  and being  separately  compensated for acting,  in one or more capacities on behalf of the Fund. We understand that you may act as  investment  manager  or in  other  capacities  on  behalf  of  other investment  companies and clients.  While  information and  recommendations  you supply to GAM American  Focus Fund and GAM American Focus  Long/Short  Fund, and
investments you make on behalf of GAM American Focus Fund and GAM American Focus
Long/Short Fund shall in your judgment be appropriate under the circumstances in light of the  investment  objectives and policies of GAM American Focus Fund and
GAM American Focus  Long/Short Fund,  respectively,  it is understood and agreed that they may be different from the information and  recommendations you or your affiliated  persons supply to other  clients.  You and your  affiliated  persons shall supply  information,  recommendations  and any other  services,  and shall allocate  investment  opportunities  among GAM American Focus Fund, GAM American
Focus  Long/Short  Fund and any other client in an impartial  and fair manner in order to seek  good  results  for all  clients  involved,  but you  shall not be required  to give  preferential  treatment  to any  one  client,  including  GAM
American Focus Fund or GAM American Focus  Long/Short Fund, as compared with the treatment  given  to any  other  client.  Whenever  you  shall  act in  multiple capacities on behalf of the Fund,  you shall maintain the  appropriate  separate accounts  and  records  for  each  such  capacity.  As  used  herein,  the  term
"affiliated person" shall have the meaning assigned to it in the 1940 Act.

     On occasions  when you deem the purchase or sale of a security to be in the best interest of GAM American Focus Fund, GAM American  Focus  Long/Short  Fund,
one or more of the other  series of the Fund and/or other  clients,  you may, to the extent  permitted by applicable law,  aggregate the securities to be so sold or  purchased  in  order  to  obtain  the  best  execution  or  lower  brokerage commissions,  if any.  You may also on occasion  purchase  or sell a  particular security for one or more customers in different amounts. On either occasion, and to the extent  permitted by applicable  law and  regulations,  allocation of the securities  so  purchased  or  sold,  as well as the  expenses  incurred  in the transaction,  will be made by you in the  manner  you  consider  to be the  most equitable and consistent  with your fiduciary  obligations to GAM American Focus
Fund, GAM American Focus Long/Short Fund and to such other clients.

SECTION 7.        Reports and Information
                  -----------------------

     The Fund shall furnish to you solely for your use such prospectuses,  proxy statements,  reports and other information  relating to the business and affairs of the Fund as you may, at any time or from time to time,  reasonably require in order to discharge your duties under this Agreement.

SECTION 8.        Term of Agreement
                  -----------------

     This  Agreement  shall be effective on the date on which this  Agreement is approved by vote of a majority of the  outstanding  shares of GAM American Focus
Fund and GAM American  Focus  Long/Short  Fund (as defined in the 1940 Act), and shall continue in effect for  consecutive  terms of one year each ending on each anniversary of such effective date, subject to approval annually with respect to each  series by the Board of  Directors  of the Fund or by vote of a majority of the  outstanding  shares of such series and also, in either event,  by the vote, cast in person at a meeting  called for the purpose of voting on such  approval, of a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such person.

SECTION 9.        Termination of Agreement; Assignment
                  ------------------------------------

     This Agreement may be terminated with respect to any series by either party hereto,  without  the  payment of any  penalty,  upon 60 days'  prior  notice in writing to the other party;  provided  that, in the case of  termination  by the
Fund,  such action shall have been authorized by resolution of a majority of the directors  of the Fund in  office  at the time or by vote of a  majority  of the outstanding shares of the relevant series.

     This Agreement shall automatically terminate in the event of its assignment
(as defined in the 1940 Act).

     Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior to such termination.

SECTION 10.       Applicable Provisions of Law
                  ----------------------------

     This  Agreement  shall be  subject  to all  applicable  provisions  of law, including, without limitation, the applicable provisions of the 1940 Act, and to the  extent  that  any  provisions  herein  contained  conflict  with  any  such applicable provisions of law, the latter shall control.

     If the above terms and conditions are acceptable to you, please so indicate by signing and returning to us the enclosed copy of this letter,  whereupon this letter shall constitute a binding contract between us.

                                            Very truly yours,

                                            GAM FUNDS, INC.

                                            By: /s/ KEVIN J. BLANCHFIELD
                                                ------------------------
                                                Authorized Signature

Accepted and Agreed:
GLOBAL ASSET MANAGEMENT (USA) INC.

By: /s/ JOSEPH J. ALLESSIE
    ----------------------
    Authorized Signature